Exhibit 4.5

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE UPON THE EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, UNLESS, IN THE OPINION (WHICH OPINION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

WEBSITE PROS, INC.

COMMON STOCK PURCHASE WARRANT

February 14, 2002

Void After February 14, 2009

THIS CERTIFIES that, for value received, PNC Bank, National Association (“Holder”), or its registered assigns, is entitled to subscribe for and purchase from Website Pros, Inc. (the “Corporation”), a Delaware corporation, 4,500 shares of Common Stock (the “Common Stock”) of the Corporation (subject to adjustment from time to time in accordance with Section 4 hereof), at the price of $0.01 per share (subject to adjustment from time to time in accordance with Section 5 hereof and, as such price may from time to time be so adjusted, hereinafter called the “Warrant Price”), at any time or from time to time on and after the date hereof up to and including February 14, 2009 (such period being hereinafter the “Exercise Period”).

Section 1. Exercise of Warrant.

(a) Holder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Corporation with the Form of Subscription annexed hereto duly executed and accompanied by payment of the full Warrant Price for each share to be purchased.

(b) Upon receipt of this Warrant with the Form of Subscription duly executed and accompanied by payment of the aggregate Warrant Price for the shares for which this Warrant is then being exercised, the Corporation shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the provisions contained in Section 4 hereof, if any) in such denominations as are requested for delivery to Holder, and the Corporation shall thereupon deliver such certificates to Holder. Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder.

(c) Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant, Holder may, at its election, either (i) exercise this Warrant by paying to the Corporation an amount equal to the aggregate Warrant Price of the shares being purchased or (ii) receive shares of Common Stock equal to the value (as determined below) of this Warrant, in which event the Corporation shall issue to Holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B)

   A

Where:	X	=	the number of shares to be issued to Holder.

	Y	=	the total number of shares purchasable under this Warrant or portion thereof being exercised.

	A	=	the Current Market Price of one share of the Corporation’s Common Stock.

	B	=	the Warrant Price then in effect.

For the purpose of any computation pursuant to this Warrant, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days immediately preceding the date 15 business days before the date of such exercise (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period) or, in case no sales took place on any day in question, the last bid price on such day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not listed or admitted for trading on any such exchange, on any day in question, then such price as shall be deemed to be the last bid price, quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”) on such day, or if, on any day in question, the Common Stock shall not be quoted on the NASDAQ, then such price shall be deemed to be the last reported bid price on such day as reported by the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this paragraph are available for the period required hereunder, the Current Market Price shall be determined in good faith by at least a majority of the Board of Directors of the Corporation, or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Corporation (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules); provided further, that, if the Common Stock is listed on any national securities exchange, the term “business days,” as used in this paragraph, shall mean business days on which such exchange is open for trading.

(d) In case Holder shall exercise this Warrant with respect to less than all of the shares that may be purchased under this Warrant, the Corporation shall execute a new warrant in the form of this Warrant for the balance of such shares and deliver such new warrant to Holder.

Section 2. Reservation of Shares. The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Corporation from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

Section 3. Covenants as to Common Stock. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such other action as may be requisite to assure that the stated or par value per share of the Common Stock is at all times equal to or less than the then effective Warrant Price per share of the Common Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Corporation further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, the Corporation will in good faith as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and as long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

Section 4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 5, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

Section 5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

(a) If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

(b) If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record date for such combination, the Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

(c) In case, at any time during the Exercise Period, the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price (prior to the payment of such dividend or the making of such distribution) of one share of Common Stock less (y) the fair market value per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend or distribution.

(d) In case, at any time during the Exercise Period, of any capital reorganization,, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or person, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this subsection (d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

(e) Whenever the Warrant Price shall be adjusted as provided in this Section 5, the Corporation shall forthwith prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Corporation shall cause a copy of such statement to be sent by first class mail, postage prepaid, to the holder of this Warrant at its address appearing on the Corporation’s records.

(f) The sale or other disposition of any Common Stock theretofore held in the treasury of the Corporation shall be deemed to be an issuance thereof.

(g) The Corporation shall pay all documentary, stamp or other taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon exercise of all or any part of this Warrant; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant.

Section 6. Piggyback Registration Rights. At such time as the Corporation completes its next round of equity financing and provides such investors with piggyback registration rights, the Corporation hereby covenants to use its best efforts to grant to the Holder of this Warrant piggyback registration rights on the same terms and conditions as granted to the other investors in connection with such financing.

Section 7. Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part at the office of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when so endorsed in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; provided, however, that until each such transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes. Any transferee in accordance with this Section 7 shall be deemed a “Holder”.

Section 8. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office of the Corporation for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

Section 9. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder hereof would, except for the provisions of this Section 9, be entitled under the terms hereof to receive a fraction of a share upon the exercise of this Warrant, the Corporation shall, upon the exercise of this Warrant, pay a sum in cash equal to the product obtained by multiplying such fraction by the Current Market Price.

Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Section 11. Notices. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or overnight delivery service, addressed to Holder at PNC Bank, National Association, Special Assets Division, 1600 Market Street, 11th Floor, Philadelphia, Pennsylvania 19103; Attention Steven McGehrin, Vice President, and addressed to the Corporation at Website Pros, Inc., 12735 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258; Attention: Chief Financial Officer, or such other address as shall have been furnished to the party giving or making such notice demand or delivery.

Section 12. Miscellaneous. This Warrant shall be governed by the internal law, but not the law of conflicts, of the Commonwealth of Pennsylvania. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the registered Holder. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, Website Pros, Inc. has caused this Warrant to be executed by its duly authorized officer and issued as of the date first set written above.

WEBSITE PROS, INC.

By:	David L. Brown
Title:	President & CEO

FORM OF SUBSCRIPTION

To Website Pros, Inc.:

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,              shares of Common Stock of Website Pros, Inc. and herewith tenders payment of $             in full payment of the purchase price for such shares, and requests that the certificates for such shares be issued in the name of, and delivered to, PNC Bank, National Association.

Dated:	PNC BANK, NATIONAL ASSOCIATION

By:
Title:

(Address)

FORM OF ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers unto                     , all of the rights represented by the within Warrant to purchase              shares of Common Stock of Website Pros, Inc. to which the within Warrant relates, and appoints                      Attorney to transfer such right on the books of Website Pros, Inc. with full power of substitution in the premises.

Dated:	PNC BANK, NATIONAL ASSOCIATION

By:
Title:

(Address)

Signed in the presence of: